CONSENT OF INDEPENDENT AUDITORS



We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Registration  Statement (Form F-3) (No.  333-......)  and related  prospectus of
RADA Electronic Industries Ltd. for the registration of 19,956,226 of its Ordinary Shares and to the incorporation by reference therein of our report dated June 23, 2003, with respect to the consolidated financial statements of Rada Electronic Industries Ltd. included in its Annual Report (Form 20-F), for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





                              /s/ Luboshitz Kasierer
                              Luboshitz Kasierer
                              An Affiliate Member of Ernst & Young International


Tel Aviv, Israel
May 18, 2004